EXHIBIT 99.1
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FOR IMMEDIATE RELEASE
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           BSD MEDICAL FOCUSES ON NEW BREAKTHROUGHS IN TREATING BREAST
             AND CERVICAL CANCER FOR LARGEST US RADIATION CONFERENCE

        SALT LAKE CITY, Utah October 11, 2005--BSD Medical Corp. (AMEX:BSM) today announced that the company will focus on new breakthroughs for use of its systems in treating breast and cervical cancer at the conference of the American Society of Therapeutic Radiation Oncology (ASTRO) in Denver, October 16-19, the largest conference dedicated to radiation oncology in America. The message from new results of studies is that (1) when cancer therapy, as provided by BSD's systems, was added to radiation treatments, it approximately tripled the rate of disappearance of recurrent breast cancer, as opposed to radiation treatments alone, and (2) when the therapy was used to kill cancer directly and to enhance the effectiveness of radiation and chemotherapy in a tri-modality "super therapy," the result was a 90 percent complete remission for patients with advanced primary cervical cancer. The associated clinical trials have been published in CANCER (104:763-770, 2005), the official journal of the National Cancer Society, and in the JOURNAL OF CLINICAL ONCOLOGY (Vol. 12, No. 13), the official Journal of the American Society of Clinical Oncology (ASCO). This message will be repeated on banners in BSD's tradeshow booth, in conference advertising and in a dedicated meeting that the company is sponsoring.

        BSD Medical will also be emphasizing major honors and recognitions that the company has recently received for its cancer therapy systems. CANCER RESEARCH, the journal of the American Association of Cancer Research, gave BSD Medical's MRI integrated cancer treatment system front-cover coverage and a 9-page report on that advanced technological breakthrough (see Cancer Res 2005; 65:13). Frost & Sullivan honored BSD Medical with the 2005 "Technology Innovation of the Year Award" for cancer therapy devices. According to Frost & Sullivan, the Technology Innovation of the Year Award is bestowed upon a company that has carried out new research, which has resulted in innovations that have or are expected to bring significant contributions to the industry in terms of adoption, change, and competitive posture. Criteria in selecting the innovation to receive this award include:

    o   Significance of the innovation in the industry

    o   Potential of the product's innovation to become industry standards

    o   Competitive advantage of the innovation versus other related innovations

    o Impact (or potential impact) of the innovation on company or industry mindshare and/or company bottom line

    o Breadth of intellectual property related to the innovation, i.e. patents, scientific publications, papers in peer reviewed journals.

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        BSD Medical produces systems that deliver focused RF/microwave energy to raise temperatures within diseased sites in the body as required by a variety of medical therapies. BSD pioneered the use of microwave thermal therapy for the treatment of enlarged-prostate symptoms (BPH), and is responsible for much of the technology that has created a substantial medical industry based on that therapy. BSD's primary thrust is in the commercialization of systems used for the treatment of cancer, and in developments to treat other diseases and medical conditions. For further information visit the BSD website at www.BSDMedical.com.

        Statements contained in this press release that are not historical facts are forward-looking statements, as that item is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements, including all projections and expectations of future events, such as current expectations for the successful commercialization of developments for the treatment of cancer and other diseases and conditions, are subject to risks and uncertainties, as detailed in the Company's filings with the Securities and Exchange Commission.

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